EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           (Dollars and Shares in thousands, except per share data)



                                       September 30, 2001     September 30, 2000
                                       ------------------     ------------------
BASIC EARNINGS PER SHARE:

Weighted average shares outstanding            14,343                 14,255
                                       ==================     ==================

Income from continuing operations           $   3,834              $   4,981
Loss from discontinued operations             (55,906)                (1,163)
                                       ------------------     ------------------
Net income (loss)                           $ (52,072)             $   3,818
                                       ==================     ==================

Income per share from continuing
     operations                             $    0.27              $    0.35
Income (loss) per share from
     discontinued operations                $   (3.90)             $   (0.08)
                                       ------------------     ------------------
Net income (loss) per share                 $   (3.63)             $    0.27
                                       ==================     ==================

DILUTED EARNINGS PER SHARE:

Basic weighted average shares
     outstanding                               14,343                 14,255
Convertible notes                                 -                      -
Dilutive stock options -
     based on treasury stock method
     using the average market price                30                     34
                                       ------------------     ------------------
Total shares                                   14,373                 14,289
                                       ==================     ==================

Income from continuing operations           $   3,834              $   4,981
Loss from discontinued operations             (55,906)                (1,163)
                                       ------------------     ------------------
Net income (loss)                           $ (52,072)             $   3,818
                                       ==================     ==================

Income per share from continuing
     operations                             $    0.27              $    0.35
Loss per share from discontinued
     operations                             $   (3.89)             $   (0.08)
                                       ------------------     ------------------
Net income (loss) per share                 $   (3.62)             $    0.27
                                       ==================     ==================








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